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                                  EXHIBIT 6.2
                CERTIFICATION OF THE INDIANA SECRETARY OF STATE
               AS TO THE FILING OF THE ARTICLES OF MERGER BETWEEN
                    AMERICAN CENTRAL LIFE INSURANCE COMPANY
                    AND UNITED MUTUAL LIFE INSURANCE COMPANY
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                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                      August G. Mueller, Secretary of State


To Whom These Presents Come, Greeting:

WHEREAS, there have been presented to me at this office Articles of Merger in forty-eight copies whereby AMERICAN CENTRAL LIFE INSURANCE COMPANY, non-surviving corporation, is merged into the UNITED MUTUAL LIFE INSURANCE COMPANY, surviving corporation, showing no capital stock, hereinafter designated as the AMERICAN UNITED LIFE INSURANCE COMPANY.

Said Articles of Merger having been prepared and signed in accordance with "An Act Concerning Insurance and Declaring an Emergency", approved March 8, 1935.

WHEREAS, upon due examination, I find that they conform to law:

NOW, THEREFORE, I hereby certify that I have this day endorsed my approval upon the forty-eight copies of Articles so presented, and, having received the fees required by law, in the sum of $6.50, have filed one copy of the Articles in this office and returned forty-seven copies bearing the endorsement of my approval to the surviving corporation. I further certify that said American Central Life Insurance Company is duly merged into said United Mutual Life Insurance Company and that the name of the latter is duly changed to AMERICAN UNITED LIFE INSURANCE COMPANY, and that Section 125 of said Act, approved March 8, 1935, provides that all property, assets and rights of every nature and wherever situated owned by the non-surviving corporation are transferred and vested in the surviving corporation.


In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana at the City of Indianapolis, this 31st day of December, 1936

 [SEAL]

at the hour of 5:00 o'clock P.M.

                                        /s/ August G. Mueller
                                        ---------------------
                                        Secretary of State

                                        By: /s/ Joseph O. Hoffman
                                        -------------------------
                                        Deputy